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                                                                    EXHIBIT 4.15

ADDITIONAL ISSUE OF DKK 50 MILLION, 2 PER CENT BONDS

UDSTEDER                                  ISSUER

York International Corporation            York International Corporation

FORHOJELSE AF 2% OBLIGATIONSLAN           INCREASE OF 2% BONDS LOAN 2003/2004
2003/2004 OPRINDELIGT DKK 200.000.000     INITIALLY DKK 200,000,000 TO DKK
TIL DKK 250.000.000.                      250,000,000.

ARRANGOR                                  ARRANGER

Danske Bank                               Danske Bank



BETINGELSER FOR ALLONGE TIL OBLIGATIONS- TERMS AND CONDITIONS FOR ANNEX BETINGELSER

Naervaerende allonge skal laeses og       This annex is to be read and construed
fortolkes i sammenhaeng med               in connection with the terms and
obligationsbetingelser dateret 28.        conditions for the bonds, dated
oktober 2003 (Appendix 1), sammen         October 28, 2003 (Appendix 1),
herefter betegnet                         together hereinafter termed "the terms
"obligationsbetingelserne", som skal      and conditions for the bonds", that
gaelde for det oprindelige lan samt       apply to the initial loan and the
Forhojelsen som naermere beskrevet        Increase as described below.
nedenfor.

Med virkning fra Indbetalingsdag for      From the Payment Date for additional
forhojelsen, som beskrevet nedenfor,      bonds, as described below, the terms
aendres obligationsbetingelserne som      and conditions for the bonds are
folger:                                   amended as follows:

FORHOJELSEN                               THE INCREASE

Den initiale udstedelse pa nominelt       The initial issue for DKK 200 million
danske kroner ("DKK") 200 mio.            is increased with DKK 50 million to a
forhojes med                              total

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                                                                               2

nominelt DKK 50 mio. til i alt            issue of DKK 250 million.
nominelt DKK 250 mio.

KURS                                      RATE

Obligationer i relation til               Bonds in relation to the Increase (in
Forhojelsen (i naervaerende allonge       this annex termed "the additional
benaevnt "tillaegsobligationerne",        bonds", which in relation to the terms
som i relation til                        and conditions for the bonds are
obligationsbetingelserne indgar i         included in the term "the bonds") are
betegnelsen "obligationer") er            acquired by Danske Bank for the
erhvervet af Danske Bank med henblik      purpose of resale to investors at
pa videresalg til investorer til          current market values.
gaeldende markedskurser.

INDBETALINGSDAG FOR TILLAEGSOBLIGATION-   PAYMENT DATE FOR THE ADDITIONAL BONDS
ERNE

23. december 2003                         December 23, 2003


LOBETID OG KUPONRENTE                     TERM AND COUPON RATE

Lobetiden for tillaegsobligationerne      The additional bonds shall have a term
er fra Indbetalingsdagen for              from the Payment Date for additional
tillaegsobligationerne til 29.            bonds until October 29, 2004.
oktober 2004.

Tillaegsobligationerne forrentes dog      However, during the term for the bonds
i lobetiden for de oprindeligt            initially issued, which is 364 days
udstedte obligationer, som er 364         from October 31, 2003, to October 29,
dage fra 31. oktober 2003 til 29.         2004, the additional bonds carry a
oktober 2004, med en fast kuponrente      fixed coupon rate of 2 per cent per
pa 2% p.a.                                annum.

Renteberegningen sker pa basis af         The calculation of interests is to be
lobetidens faktiske antal dage (364       done on the basis of the actual number
dage) divideret med det faktiske          of days within the period of maturity
antal dage i det fulde relevante ar       (364 days) divided by the actual
(366 dage).                               number of days within the full
                                          relevant year (366 days).

FONDSKODE                                 ISIN CODE

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                                                                               3

DK 000036528-9                            DK 000036528-9

LOVVALG OG VAERNETING                     GOVERNING LAW AND VENUE

Obligationerne er underlagt dansk ret     The bonds are to be governed by and
og eventuelle sogsmal med relation        construed in accordance with Danish
til obligationerne skal anlaegges ved     law. Any legal actions arising out of
So-og Handelsretten i Kobenhavn.          or relating to the bonds shall be
                                          settled by the Copenhagen Maritime and
                                          Commercial Court.

UDSTEDERS TILTRAEDELSE AF ALLONGE TIL     ISSUERS ACCEPTANCE OF ANNEX TO TERMS
OBLIGATIONSBETINGELSER                    AND CONDITIONS FOR BONDS

Naervaerende allonge til                  This annex to terms and conditions for
obligationsbetingelser tiltraedes         bonds is hereby accepted:
herved:

[underskrift]                             [signature]

York, Pennsylvania, den 17. December      York, Pennsylvania, December 17, 2003
2003                                      York International Corporation
York International Corporation            ("York")
("York")